EXHIBIT 10.I.3
AMENDMENT NO. 3 TO THE
EL PASO CORPORATION
KEY EXECUTIVE SEVERANCE PROTECTION PLAN
     Pursuant to Section 8.1 of the El Paso Corporation Key Executive Severance Protection Plan, Amended and Restated effective as of August 1, 1998, as amended (the “Plan”), by resolution of the Board of Directors of the Company, the Plan was amended and closed to any new participants effective as of August 1, 1998, unless expressly determined otherwise by the Board of Directors.
     IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 6th day of December, 2002.

EL PASO CORPORATION
By:	/s/ David E. Zerhusen
David E. Zerhusen
Its Executive Vice President Administration

ATTEST:

By:	/s/ David L. Siddall Corporate Secretary